EXHIBIT 99.1


                     DYNA Group International Acquires Fort USA
                                  For $1.25 Million

 [ LOGO GAP ]

 A Subsidiary    NEW BRAUNFELS, TX, FEBRUARY 4, 2OO2-DYNA GROUP INTERNATIONAL
      of         (DGIX)  ANNOUNCED TODAY  THE PURCHASE  OF FORT  USA, A  WELL
  DYNA GROUP KNOWN COMPANY PRODUCING A WIDE VARIETY OF PRODUCTS FOR THE INTERNATIONAL SOUVENIR AND GIFT INDUSTRY, FOR $1,250,000 IN CASH. ANNUAL
                 REVENUES ARE CURRENTLY 5 MILLION SELLING TO 2,000  CUSTOMERS
                 IN  GIFT  SHOPS,  THEME PARKS,  STATE  AND  NATIONAL  PARKS,
                 MUSEUMS, AIRPORT  GIFT SHOPS,  AND CASINOS NATIONWIDE.  FORT
                 USA HOLDS LICENSES WITH COCA-COLA AND  NUMEROUS COLLEGES AND
                 UNIVERSITIES.

    FOR          ROGER  TUTTLE CEO STATED, "WE ARE  VERY  EXCITED ABOUT  THIS
 IMMEDIATE       SYNERGISTIC  ACQUISITION.   WE  ARE  CONFIDENT THAT  WE  CAN
  RELEASE        SUCCESSFULLY  RESTRUCTURE THE COMPANY;  REDUCE THE  OVERHEAD
                 AND  PRODUCTION  COSTS,  AND  INCREASE  SALES.   THE  CROSS-
                 SELLING  OPPORTUNITY  BETWEEN GREAT  AMERICAN  PRODUCTS  AND
                 FORT USA ARE SIGNIFICANT."

                 GREAT AMERICAN PRODUCTS, A WHOLLY OWNED SUBSIDIARY OF DYNA GROUP INTERNATIONAL (DGIX) IS RECOGNIZED AS THE LEADER IN THE MANUFACTURING AND DISTRIBUTION OF PEWTER SPORTS LICENSED COLLECTIBLES. THE COMPANY HOLDS LICENSES WITH THE NFL, MLB, NBA, NHL, NASCAR, TOP DRIVERS, ISC RACETRACKS, AND OTHERS. IN ADDITION TO THE LICENSED PRODUCTS, GREAT AMERICAN PRODUCTS ALSO PRODUCES A BROAD LINE OF NON-
                 LICENSED COLLECTIBLE PRODUCTS THAT ARE SOLD THROUGH A VARIETY OF RETAIL CHANNELS. THE PRODUCTS ARE PRIZED BY COLLECTORS DUE TO THEIR DESIGN EXCELLENCE, CRAFTSMANSHIP AND THE LASTING VALUE OF PEWTER.

                 CONTACT:  ROGER TUTTLE, CEO
                           830-620-4400

 1661 S. Seguin                 or
 New Braunfels,
   TX 78130                KEITH FETTER, INVESTOR RELATIONS
                           PIEDMONT CONSULTING, INC.
                           404-233-6999
 830.620.4400              Keith@piedmont-consulting.net
 fax 620.8430
 www.gap1.com
                 FOR INFORMATION REGARDING GREAT AMERICAN PRODUCTS VISIT THE WEBSITE GAP1.COM


                 FOR INFORMATION REGARDING FORT USA VISIT THE WEBSITE
                 FORTUSA.COM